Exhibit 99.1

SAKS INCORPORATED ANNOUNCES DECEMBER

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (January 6, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $432.2 million for the five weeks ended January 1, 2011 compared to $393.7 million for the five weeks ended January 2, 2010, a 9.8% increase. Comparable store sales increased 11.8% for the month.

On a quarter-to-date basis, for the two months ended January 1, 2011, owned sales totaled $687.0 million compared to $638.8 million for the two months ended January 2, 2010, a 7.6% increase. Comparable store sales increased 9.3% for the two months.

On a year-to-date basis, for the eleven months ended January 1, 2011, owned sales totaled $2,576.8 million compared to $2,433.1 million for the eleven months ended January 2, 2010, a 5.9% increase. Comparable store sales increased 6.5% for the eleven months.

For December, the strongest categories at Saks Fifth Avenue stores included women’s and men’s apparel, shoes, handbags, and cosmetics. Saks Direct performed well during the month.

Saks Incorporated operates 47 Saks Fifth Avenue stores, 57 Saks OFF 5TH stores, and saks.com.

####